Digital·Ally
NASDAQ: DGLY

Digital Ally, Inc. Announces Intention to Separate into Two Focused, Independent Publicly Traded Companies to Unlock Value to Stockholders

- *Spin-Off Creates Two Optimized, Technology-Driven, Public Companies with Strong Growth Opportunities and Operating Metrics*
- *Ticketing and Entertainment Business to Become Separate Publicly Traded Company*
- *Digital Ally Video Solutions and Medical Billing Businesses to Retain Digital Ally, Inc. Name*
- *Separation Expected to be Completed During the First Half of 2023*

Lenexa, KS, December 8, 2022 (GLOBE NEWSWIRE) - Digital Ally, Inc. (NASDAQ: DGLY) (the "Company") today announced that its Board of Directors has unanimously approved a plan to pursue a separation into two independent, publicly-traded companies to optimize investment and capital allocation, accelerate growth, and unlock shareholder value. Upon completion, the Company's stockholders will own equity in two focused and streamlined businesses that are both leaders in their respective industries and well-positioned for continued success:

- **Digital Ally, Inc.** will continue to be a leading and innovative provider of video solution technology for law enforcement agencies, commercial fleets, and situational event security solutions. Digital Ally will also continue to provide working capital and back-office services to a variety of healthcare organizations throughout the country through its revenue cycle management subsidiary.

  For the year ending December 31, 2022, these standalone businesses are expected to generate approximately $16-$18 million in annual revenues. Digital Ally, as a stand-alone entity, will be well-positioned to accelerate organic growth in its large and attractive end markets, benefit from favorable secular trends, and begin to apply discipline and focus throughout the company to enhance profitability and continue to drive growth, new product development and expansion.

  As an independent company, Digital Ally, Inc. will have greater strategic focus and operational flexibility, while building on its recent momentum and emphasizing the improvement of its profit margins and profitability. Additionally, the company expects to benefit from dedicated resources and management, with an attention to brand building, innovation, and extended opportunities domestically as well as internationally. As Digital Ally has continued to build its portfolio of subscriptions and customers that are already in place, the company believes that it can continue to maintain stable sales through its deferred revenue model; however, there will be an equal expectation for growth and expansion across several high-growth adjacent markets.

  Digital Ally, Inc. will now be led by Brody J. Green, who will serve as the President effective January 1, 2023, and Chief Executive Officer at the date of the spin-off. The company intends to continue to be listed on the NASDAQ under its current ticker symbol, "DGLY".

- **Kustom Entertainment, Inc.** will be a premier multi-disciplinary entertainment company, anchored by a premier ticketing technology business poised to achieve substantial scaling opportunities, through its TicketSmarter, Inc. subsidiary, which offers unique primary and secondary ticketing products to the market. Additionally, Kustom Entertainment's offerings will include a distinctive event marketing and production company, with numerous customization options for events, festivals, and concerts, through its Kustom 440, Inc., subsidiary.

  For the year ending December 31, 2022, these standalone businesses are expected to achieve approximately $23-25 million in annual revenues. We believe that this business can achieve above-average growth by exploiting its relationships in the sporting and entertainment industries that are intended to support its primary ticketing-related opportunities, along with the expectation of the full deployment of the Kustom 440 brand and its line of service offerings. Kustom Entertainment, Inc. will be able to differentiate itself through its ability to provide event services of all sizes, ranging from corporate events to multi-day festivals.

Furthermore, the ability to offer venue, ticketing, marketing, and production capabilities will make this company a unique and attractive option for many partners and investors.

With the planned separation, TicketSmarter is expected to enhance its leadership position in the national secondary ticketing marketplace, while also building a stronger position in the primary ticketing market. Furthermore, as Kustom 440 was formed in mid-2022, the event marketing and production business will be fully able to execute and produce the planned events throughout 2023, as production and investments have already begun.

Kustom Entertainment, Inc. will be led by Stanton E. Ross, who will serve as the President and Chief Executive Officer. Kustom Entertainment's shares are expected to be listed on a national exchange under a ticker symbol to be determined and announced at a later date.

Compelling Rationale for a Separation
The Company's Board of Directors and management believe that the creation of two separate companies with distinct product and service offerings will better position each company's business to deliver long-term growth and create value for customers, investors and our associates, with each company benefiting from:

- Deeper operational focus, accountability and flexibility to meet customer requirements;
- Increased operating and financial flexibility to pursue growth opportunities;
- Tailored capital allocation strategies aligned with each company's distinct business strategies and industry specific dynamics;
- Enhanced ability to attract a shareholder base aligned with each company's clear value proposition; and,
- Enhanced ability to pursue accretive M&A opportunities, with the benefit of an independent equity currency reflective of the strength of each company.

Mr. Ross, the current President and Chief Executive Officer stated: "This announcement marks a major milestone in the evolution of Digital Ally and its subsidiaries. Over the past 17 years, I have dedicated myself to delivering consistent and differentiated execution, strengthening our business through organic growth and value-creating acquisitions. Having achieved the scale to operate as two market-leading, separate companies, we believe this transaction will unlock substantial value for our stockholders, as each company attracts an investor base tailored to its respective financial and growth profile."

"Importantly, after the separation, both companies will retain the key aspects of Digital Ally's strong culture and management approach, providing a strong foundation for both companies. I'm excited to unlock the connections and opportunities I have within the entertainment and events industry, which has always been a true passion of mine. Likewise, I am as equally excited to see Brody Green take this new role with DGLY and for the opportunities, discipline, and passion he will bring to our growing legacy business."

Transaction Details
The separation is expected to occur through a tax-free distribution of Kustom Entertainment, Inc. shares to Digital Ally Inc.'s stockholders. Stockholders would receive shares in the spun-off entity on a pro-rata basis relative to their Digital Ally holdings at the record date for the spin-off.

The separation is expected to be completed during the first half of 2023, subject to the satisfaction of customary conditions and final approval of the separation by the Company's Board of Directors. Stockholder approval is not required.

The Company will maintain its current capital deployment policies until the separation is completed.

Additional details of the separation are expected to be announced in the coming months and included in future filings with the SEC, including Board and leadership teams at both companies.

Advisors
Sullivan & Worcester, LLP is serving as legal counsel and the Company has also engaged a financial advisor for the transaction and will separately seek an independent valuation of the businesses.

About Digital Ally
Digital Ally, Inc. (NASDAQ: DGLY) through its subsidiaries, is engaged in video solution technology, human & animal health protection products, healthcare revenue cycle management, ticket brokering and marketing, event production and jet chartering. Digital Ally continues to add organizations that demonstrate the common traits of positive earnings, growth potential, innovation and organizational synergies.

For additional news and information please visit www.digitalallyinc.com or follow additional Digital Ally Inc. social media channels here:

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Forward-Looking Statement
This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief, or expectations, including, but not limited to: statements regarding Digital Ally's and the ultimate spin-off company's ("SpinCo") portfolio composition and their relationship following the business separation; the anticipated timing, structure, benefits, and tax treatment of the spin-off; benefits and synergies of the spin-off; strategic and competitive advantages of each of Digital Ally and SpinCo; future financing plans and opportunities; and business strategies, prospects and projected operating and financial results. In addition, there is also no assurance that the spin-off will be completed, that Digital Ally's Board of Directors will continue to pursue the spin-off (even if there are no impediments to completion), that Digital Ally will be able to separate its businesses or that the spin-off will be the most beneficial alternative considered or will achieve the planned tax-free treatment. We caution investors not to place undue reliance on any such forward-looking statements.

Words such as "anticipate(s)," "expect(s)," "intend(s)," "plan(s)," "believe(s)," "plan(s)," "may," "will," "would," "could," "should," "seek(s)," and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although we believe that the assumptions underlying the forward-looking statements are reasonable, we can give no assurance that our expectations will be attained.

Risks and uncertainties that could cause actual results to differ materially from our expectations include, but are not limited to: changes in global economic conditions (including inflationary pressures) and geopolitical risks, including macroeconomic fluctuations that may harm our business, results of operation and stock price; our ability to source components and raw materials from suppliers, including disruptions and delays in our supply chain or the supply chain of our vendors; demand for our products, which is variable and subject to factors beyond our control; governmental regulations and failure to comply with those regulations; fluctuations in the prices of our components and raw materials; loss of personnel or being able to hire and retain additional personnel needed to sustain and grow our business as planned; risks from environmental liabilities, costs, litigation and violations that could adversely affect our financial condition, results of operations, cash flows and reputation; risks associated with conducting a substantial portion of our business outside the U.S.; adverse impacts from intangible asset impairment charges; potential product liability or warranty claims; being unable to successfully develop and introduce new products, which would limit our ability to grow and maintain our competitive position and adversely affect our financial condition, results of operations and cash flow; significant competition in our markets; additional tax expenses or exposures that could affect our financial condition, results of operations and cash flows; the ability and willingness of Digital Ally and SpinCo to meet and/or perform their obligations under any contractual arrangements that are entered into among the parties in connection with the spin-off and any of their obligations to indemnify, defend and hold the other party harmless from and against various claims, litigation and liabilities; and the ability to achieve some or all the benefits that we expect to achieve from the spin-off.

Readers should carefully review Digital Ally's financial statements and the notes thereto, as well as the section entitled "Risk Factors" in Item 1A of Digital Ally's Annual Report on Form 10-K for the year ended December 31, 2021 and the section entitled "Risk Factors Related to the Holding Company Proposal" in the Digital Ally's Registration Statement and the other documents Digital Ally and its subsidiaries file from time to time with the SEC. Readers should also carefully review the "Risk Factors" section of the registration statement relating to the business

separation, which is expected to be filed by SpinCo with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

These forward-looking statements reflect management's judgment as of this date, and Digital Ally assumes no (and disclaims any) obligation to revise or update them to reflect future events or circumstances.

We make no representations or warranties as to the accuracy of any projections, statements or information contained in this document. It is understood and agreed that any such projections, targets, statements and information are not to be viewed as facts and are subject to significant business, financial, economic, operating, competitive and other risks, uncertainties and contingencies many of which are beyond our control. Furthermore, there are no assurance can be given that any particular financial projections ranges, or targets will be realized, that actual results may differ from projected results and that such differences may be material. While all financial projections, estimates and targets are necessarily speculative, we believe that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection, estimate or target extends from the date of preparation. The assumptions and estimates underlying the projected, expected or target results are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the financial projections, estimates and targets. The inclusion of financial projections, estimates and targets in this press release should not be regarded as an indication that we or our representatives, considered or consider the financial projections, estimates and targets to be a reliable prediction of future events.

Contact Information:

Stanton Ross, CEO
Tom Heckman, CFO
Digital Ally, Inc.
913-814-7774
info@digitalallyinc.com